EXHIBIT 10.1
Agreement

THIS AGREEMENT (“Agreement”) is entered into on14th July, 2008 by and among:

Moneyeasy Industries Limited (Liguang Industrial Co., Ltd. “Moneyeasy”), a company duly established and existing according to the law of Hong Kong Special Administrative Region (“Hong Kong”), People’s Republic of China (“China”);

Domestic Shareholders (listed in Annex I thereof, “Shareholders”), all the original domestic shareholders of Wuhan Tallyho Biological Product Co., Ltd. and Wuhan Polypeptide Anti-aging Research Co., Ltd. (for the purpose of this Agreement, domestic excludes Hong Kong and Macao Special Administrative Regions and Taiwan Province);

Wuhan Tallyho Biological Product Co., Ltd. (“Tallyho”), a wholly foreign owned enterprise duly established and existing under the laws of China; and

Wuhan Polypeptide Anti-aging Research Co., Ltd. (“Anti-aging”), a wholly foreign owned enterprise duly established and existing under the laws of China.

(Moneyeasy, Shareholders, Tallyho and Anti-aging are hereinafter collectively referred to as “Parties” and individually as “Party”.)

WHEREAS

1.           Moneyeasy has already concluded an Equity Acquisition Agreement (“Acquisition Agreement”) with all the original shareholders of Tallyho and all the original domestic shareholders of Anti-aging respectively.  Such Acquisition Agreement has already been approved by Wuhan Commerce Bureau.

2.           All the Parties have completed the relevant examination, approval and registration formalities relating to the Acquisition Agreement.  Tallyho and Anti-aging have already been transformed into wholly foreign owned enterprises.

3.           According to the Acquisition Agreement, Moneyeasy shall pay considerations for the equity interests in the amounts of RMB 40,230,000 and RMB 4,800,000 to all the original shareholders of Tallyho and all the original domestic shareholders of Anti-aging, respectively.  The total consideration for the equity interests (“Equity Consideration”) is RMB 45,030,000.  The Equity Consideration has not yet been paid by Moneyeasy.

4.           The Domestic Shareholders agree to invest the respective Equity Consideration into Tallyho and Anti-aging so as to make continuous development of such companies.

NOW, THEREFORE, the Shareholders and Moneyeasy agree as follows:

1.           All the Parties agree that the Equity Consideration shall be paid by Moneyeasy to a bank account co-managed by all the Parties.  The Shareholders shall use the Equity Consideration to register a new domestic limited liability company (“NewCo”) in the People’s Republic of China (excluding Hong Kong, Macao and Taiwan) within _15__ days after payment of the Equity Consideration by Moneyeasy.  The registered capital of the NewCo will be RMB 45,030,000 and shall be contributed in one installment when the NewCo is established.

2.           All the Parties agree that, after establishment of the NewCo which shall be judged on the basis that its business license and tax registration certificates have been issued and its total registered capital has been duly contributed, the Shareholders shall, immediately, transfer 100% of the equity interests they will hold in the NewCo to Tallyho and Anti-aging in a nominal consideration of RMB one yuan, and coordinate with Tallyho and Anti-aging to complete the relevant industrial and commercial registration relating to such acquisition, and meanwhile, assure that Tallyho will hold 89.34% of the equity interests in the NewCo and Anti-aging will hold 10.66% of the equity interests in the NewCo.

3.           This Agreement shall take into effect upon signatures or seals by the Parties.  Should the Shareholders breach the warranties specified hereof, Moneyeasy, Tallyho and Anti-aging are jointly or individually entitled to claim and take actions against the Shareholders or request the Shareholders to continue to perform this Agreement.

4.           Any disputes arising from this Agreement or relating to this Agreement shall be resolved through friendly consultation by the Parties.  In case the disputes can not be resolved through consultation within 30 working days after occurrence of the disputes, either Party is entitled to submit such disputes to China International Economic and Trading Arbitration Commission for arbitration.  The arbitration shall be conducted in Shanghai and in Chinese.  The arbitration awards shall be final and have binding effect on all the Parties.

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The following is the signature page.

By: Chen Dongliang	By: Rao Bangfu

By: Hu lirong	By: Wang Ajing

By: Gu Shengbin	By: Chen Jiwu

By: Li Hanxin	By: Mo Chaohui

By: Li Jun	By: Zhan Yihua

By: Liu Wei	By: Cheng Jian
Gaodelasi (Beijing) International Anti-aging
Science Institute Co., Ltd.(Seal)

By: Yan Shengfan	By:

Guangzhou Hopsun Polypeptide Biological	Moneyeasy Industries Limited (Seal)
Science and Technology Co., Ltd.(Seal)

By:
By:

Wuhan Tallyho Biological Product Co., Ltd.	Wuhan Polypeptide Anti-aging Research
(Seal)	Co., Ltd. (Seal)

By:	By:

Annex I Lists of Shareholders